UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

SCHEDULE 14C
(RULE 14c-101)
__________________________________

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

NC SLF INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Rules 14c-5(g) and 0-11

PRELIMINARY COPY – SUBJECT TO COMPLETION

NC SLF Inc.
430 Park Avenue, 14th Floor
New York, NY 10022
(212) 478-9200

NOTICE OF ACTION BY UNANIMOUS WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND
NO MEETING OF SHAREHOLDERS
WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

[ ], 2022

Dear Shareholders:

This notice and the accompanying Information Statement is being furnished to you as a holder of shares of common stock (the “Shares”) of NC SLF Inc., a Maryland corporation (the “Company”), to inform you of the approval of the action described below taken by the unanimous written consent (the “Consent”) of the holders of the Shares (collectively, the “Shareholder”).

On August 9, 2022, the Company received the Consent approving a new investment advisory and management agreement (the “New Investment Management Agreement”) by and between the Company and Churchill Asset Management LLC, the Company’s existing investment adviser, a copy attached hereto as Annex A. The Consent represented 100% of the issued and outstanding Shares and 100% of the aggregate voting power as of August 9, 2022. No other vote of the Shareholders is required. The Company’s board of directors previously approved, and recommended that the Shareholders approve, the New Investment Management Agreement.

The accompanying Information Statement is dated [ ], 2022 and is first being mailed to our Shareholders on or about [ ], 2022. Pursuant to Rule 14c-2(b) under Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New Investment Management Agreement will not be executed, and will therefore not become effective until at least 20 calendar days after the accompanying Information Statement is mailed to Shareholders. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Sincerely,
Kenneth Kencel
President and Chief Executive Officer

NC SLF Inc.
430 Park Avenue, 14th Floor
New York, NY 10022
(212) 478-9200
____________________________

INFORMATION STATEMENT
Action by Unanimous Written Consent of Shareholders
__________________________

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder of shares of Common Stock (the “Shares”) of NC SLF Inc., a Maryland corporation (the “Company”), in connection with the action by unanimous written consent of the holders of its issued and outstanding Shares (collectively, the “Shareholders”) taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us,” or “our” refer to NC SLF Inc. We are sending this Information Statement to our Shareholders of record as of the close of business on August 9, 2022.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our Shareholders.

The entire cost of furnishing this Information Statement will be borne by Churchill Asset Management LLC, the Company’s investment adviser (“Churchill” or the “Adviser”).

Unanimous Action by Shareholders

The Company’s board of directors (the “Board”) unanimously approved resolutions to approve and recommend the approval to the Shareholders of the new investment advisory and management agreement by and between the Company and the Adviser (the “New Investment Management Agreement”), a copy attached hereto as Annex A.

As of the close of business on August 9, 2022, the record date for the determination of Shareholders entitled to give consent (the “Record Date”), we had 16,492,744 Shares issued and outstanding. Each outstanding Share is entitled to one vote.

On August 9, 2022, pursuant to Section 2-505 of the Maryland General Corporation Law (the “MGCL”), and as provided by the Company’s Articles of Amendment and Restatement (the “Charter”) and the Company’s bylaws (the “Bylaws”), the Company received an unanimous written consent (the “Consent”) that approved the New Investment Management Agreement from our Shareholders holding an aggregate of 16,492,744 of our Shares, representing 100% of our issued and outstanding Shares as of the Record Date.

APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT

The Adviser currently serves as the investment adviser of the Company pursuant to the Investment Advisory and Management Agreement, dated as of May 31, 2021 (the “Prior Investment Management Agreement Agreement”). On August 2, 2022, the Board approved, and recommended that the Shareholders approve, the New Investment Management Agreement. Under the New Investment Management Agreement, the Adviser will continue to manage the day-to-day operations of, and provide investment advisory and management services to, the Company in the same manner as under the Prior Investment Management Agreement.

Background

The Company was regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), from June 2, 2021 until August 12, 2022, whereupon it withdrew its election to be regulated as a BDC pursuant to Section 54(c) of the 1940 Act by filing a Form N-54C and filed a notice of registration under Section 8 of the 1940 Act on Form N-8A in order to register as a closed-end investment company under the 1940 Act (the “1940 Act Registration”). In connection with the 1940 Act Registration, on August 2, 2022, the Board, including all of the directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company (the “Independent Directors”), approved, at an in-person meeting, the New Investment Management Agreement and recommended its approval to the Shareholders. On August 9, 2022, the Shareholders approved, by the Consent, the New Investment Management Agreement. The New Investment Management Agreement is substantially similar to the Prior Investment Management Agreement, except for the structure of the annual base management fee (the “Management Fee”), as described in detail below. The New Investment Management Agreement is attached hereto as Annex A.

Interests of Certain Persons in the Approval of the New Investment Management Agreement

Churchill is a Delaware limited liability company registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is an indirect subsidiary of Nuveen LLC (“Nuveen”). Teachers Insurance and Annuity Association of America (“TIAA”) is the ultimate parent of Churchill and Nuveen.

The Company’s executive officers and interested director of the Board are also employees of the Adviser or Nuveen. Kenneth Kencel serves as Chief Executive Officer and President of Churchill, Shai Vichness serves as Chief Financial Officer and Treasurer of Churchill, Thomas Grenville is a Managing Director of Nuveen, John McCally is the General Counsel of Churchill, and Marissa Short is a Managing Director, Funds Controller of Churchill. None of the Company’s executive officers and the interested director of the Board hold any Shares. TIAA indirectly beneficially owns one percent (1%) of the Company’s issued and outstanding Shares.

Summary of Prior Investment Management Agreement and New Investment Management Agreement

On March 8, 2021, the Board, including all of the Independent Directors, and the sole stockholder of the Company approved the Prior Investment Management in connection with the organization of the Company. The Prior Investment Management Agreement became effective on May 31, 2021. On August 2, 2022, the Shareholders approved, by the Consent, the New Investment Management Agreement in a manner required by the 1940 Act. The New Investment Management Agreement will become effective on [ ], 2022, which is 20 days after this Information Statement is mailed to Shareholders. Pursuant to Rule 14c-2(b) under the Exchange Act, the New Investment Management Agreement will not be executed, and will therefore not become effective until at least 20 calendar days after this Information Statement is mailed to Shareholders.

The New Investment Management Agreement is substantially similar to the Prior Investment Management Agreement, except for the Management Fee structure as described in detail below.

Management Services

In accordance with the 1940 Act, the Adviser will continue to serve as the Company’s investment adviser, pursuant to the New Investment Management Agreement, in the same manner as under the Prior Investment Management Agreement. Subject to the overall supervision of the Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, the Company. Under the terms of the New Investment Management Agreement, the Adviser will:

(i)determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;
(ii)identify, evaluate and negotiate the structure of the investments made by the Company;
(iii)execute, monitor and service the Company’s investments;

(iv)determine the securities and other assets that the Company will purchase, retain, or sell;
(v)perform due diligence on prospective portfolio companies;
(vi)vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Company; and
(vii)provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Similar to the Prior Investment Management Agreement, the Adviser’s services under the New Investment Management Agreement will not be exclusive. The Adviser, so long as its services to us are not impaired, will be permitted to furnish similar services to other entities. The Adviser also manages other funds that may have investment mandates that are similar, in whole or in part, to ours.

Management Fee

Similar to the Prior Investment Management Agreement, the Company will pay the Adviser a Management Fee for its investment advisory and management services under the New Investment Management Agreement. The cost of the Management Fee payable to the Adviser is borne by the Company and, as a result, is indirectly by the Shareholders. The New Investment Management Agreement changes the calculation of the Management Fee.

Prior Investment Management Agreement

Under the Prior Investment Management Agreement, prior to the Investment Period (as defined below), the Management Fee is calculated at an annual blended rate with respect to the Assets Invested (as defined below) at the end of each quarterly period by reference to (i) 0.75% in case of Assets Invested equal to or less than $500 million, (ii) 0.65% in case of Assets Invested greater than $500 million and equal to or less than $1 billion and (iii) 0.60% in case of Assets Invested greater than $1 billion. For the avoidance of doubt, the quarterly Management Fees payable to the Investment Adviser is calculated based on the lower of the actual Assets Invested as of the end of any quarter and the target Assets Invested for that quarter as set forth in the Prior Investment Management Agreement. The Management Fee is payable quarterly in arrears and Management Fees for any partial quarter will be appropriately prorated. “Assets Invested” means, as of the end of each quarterly period, the sum of the Company’s (i) drawn Capital Commitments (as defined in the subscription agreements executed by Shareholders), and (ii) outstanding principal on borrowings.

The Company’s investment period (the “Investment Period”) commenced on the June 21, 2021, the date of the Company’s initial closing of its private offering (the “Initial Closing Date”), and will initially continue until the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one year period, unless the holders of a majority of the outstanding Shares elect to forego any such extension upon not less than ninety days prior written notice. Holders of a majority of the outstanding Shares may also terminate the Investment Period as of any earlier anniversary of the Initial Closing Date upon not less than ninety days written notice.

During the Investment Period, the Management Fee payable each quarter is reduced by an amount equal to the marginal fee rate applied to the Company’s most recently acquired investment, multiplied by the Company's cumulative impairments and realized losses since inception (calculated net of any subsequently reversed impairments, realized losses and appreciation on net assets received in connection with written-down assets and reorganizations) (the “Cumulative Losses”) on the Company’s portfolio of investments (collectively, the “Withheld Amounts”). For a period of three years from the date of a previous reduction of the Management Fee by the Withheld Amounts (the “Recoupment Period”), any portion of such Withheld Amounts that is attributable to a subsequently reversed impairment and realized loss will be payable to our Investment Adviser in the quarter in which such reversal occurs. In addition, upon expiration of each annual period and subject to the term of the Recoupment Period, the Adviser will be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.

After the Investment Period, the Management Fee will be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Assets Invested as of the end of the most recently completed calendar quarter and will be payable quarterly in arrears. The term “Applicable Ratio” means a percentage calculated by (i) taking the sum of (A) the Assets Invested equal to or less than $500 million multiplied by 0.75%, plus (B) the Assets Invested greater than $500 million and equal to or less than $1 billion multiplied by 0.65%, plus (C) the Assets Invested greater than $1 billion multiplied by 0.60% and dividing such total by (ii) the total Assets Invested.

New Investment Management Agreement

Under the New Investment Management Agreement, during the Investment Period, the Management Fee will be calculated at an annual rate with respect to the Average Total Assets (as defined below), such rate being determined as follows: (i) 0.50% in respect of the portion of Average Total Assets equal to or less than $500 million, (ii) 0.40% in respect of the portion of Average Total Assets in excess of $500 million and equal to or less than $1 billion and (iii) 0.35% in respect of the portion of Average Total Assets in excess of $1 billion. The Management Fee is payable quarterly in arrears and Management Fees for any partial quarter will be appropriately prorated. “Average Total Assets” will mean the average of the Company’s total assets (which excludes cash and cash equivalents and undrawn Capital Commitments, but includes assets financed using leverage) as of the end of each of the two most recently completed calendar quarters. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash-equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.

During the Investment Period, the Management Fee payable each quarter will be reduced by an amount equal to the marginal fee rate applied to the Company’s most recently acquired investment, multiplied by the Company’s cumulative impairments and realized losses since inception (calculated net of any subsequently reversed impairments, realized losses and appreciation on net assets received in connection with written-down assets and reorganizations) (the “Cumulative Losses”) on the Company’s portfolio of investments (collectively, the “Withheld Amounts”). Any portion of such Withheld Amounts that is attributable to a subsequently reversed impairment or realized loss will be payable to the Adviser in the quarter in which such reversal occurs. In addition, upon expiration of each annual period, the Adviser will be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.

After the Investment Period, the Management Fee will be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Average Total Assets as of the end of the two most recently completed calendar quarters, and will be payable quarterly in arrears. The term “Applicable Ratio” will mean a percentage calculated by (i) taking the sum of (A) the Average Total Assets equal to or less than $500 million multiplied by 0.50%, plus (B) the Average Total Assets greater than $500 million and equal to or less than $1 billion multiplied by 0.40%, plus (C) the Average Total Assets greater than $1 billion multiplied by 0.35%, and dividing such total by (ii) the total Average Total Assets.

The following table shows the Management Fee payable under the Prior Investment Management Agreement and the Management Fee that would be payable under the New Investment Management Agreement for the period from April 16, 2021 (commencement of operations) through December 31, 2021:

Prior Investment Management Agreement	New Investment Management Agreement	Difference Between Aggregate Amounts as Percentage
$229,319(1)	$138,470	39.62%
(1) The Adviser waived $226,853 of the Management Fees, or 100% of the Management Fee payable to the Adviser for the fiscal quarters ended September 30, 2021 and December 31, 2021 pursuant to management fee waiver agreement.
Payment of Expenses

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company.

The Company bears its own legal and other expenses incurred in connection with its ongoing operations and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the Management Fee).

In addition to the Management Fees, except as noted above, the Company bears all other costs and expenses that are directly and specifically relate to the Company’s operations, including without limitation:

(i)all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of the Company’s investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to the below) and financing costs (including interest exenses);

(ii)expenses for liability insurance, including cyber insurance and other insurance;

(iii)extraordinary expenses incurred by the Company (including litigation);

(iv)indemnification and contribution expenses, provided that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law;

(v)taxes and other governmental fees and charges;

(vi)administering and servicing and special servicing fees paid to third parties for the Company’s benefit;

(vii)the cost of Company-related operational and accounting software and related expenses;

(viii)the cost of software (including the fees of third-party software developers) used by the Adviser and its affiliates to track and monitor the Company’s investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);

(ix)expenses related to the valuation or appraisal of its investments;

(x)risk, research and market data-related expenses (including software) incurred for the Company’s investments;

(xi)fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 filings), blue sky filings and registration statement filings, as applicable) to which the Company is subject or incurred in connection with any governmental inquiry, investigation or proceeding involving the Company; provided that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law, if applicable;

(xii)costs associated with the wind-up, liquidation, dissolution and termination of the Company;

(xiii)other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with the New Investment Management Agreement and the administration agreement and fees for outside services provided to the Company or on its behalf;

(xiv)expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings), to the extent permitted under applicable law;

(xv)annual or special meetings of the Shareholders;

(xvi)the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of the Company’s status as a registered closed-end fund;

(xvii)ongoing Company offering expenses;

(xviii)federal and state registration fees pertaining to the Company;

(xix)costs of Company-related Form N-CSRs, Shareholders’ reports and notices;

(xx)costs associated with obtaining fidelity bonds as required by the 1940 Act;

(xxi)printing, mailing and all other similar direct expenses relating to the Company; and

(xxii)expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts.

Duration and Termination
Unless earlier terminated, the New Investment Management Agreement will remain in effect for a period of two years from [ ], 2022, the date it first became effective. Thereafter, the New Investment Management Agreement will continue automatically for successive annual periods provided that such continuance is specifically approved at least annually by (i) (A) the affirmative vote of a majority of the Board or (B) the affirmative vote of a majority of the Company’s outstanding voting securities, and (ii) the affirmative vote of a majority of the Independent Directors. The New Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the action of the Board or by a vote of a majority of the Company’s outstanding voting securities, on 60 days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days’ written notice to the Company.
Board Approval of the New Investment Management Agreement
In accordance with Section 15(a) and 15(c) of the 1940 Act, a majority of the Independent Directors are required to approve any written contract between the Company and any person serving or acting as an investment adviser to the Company, and such approval must be at an in-person meeting called for the purpose of voting on such approval. The Board was provided with the information it was required to consider in evaluating the New Investment Management Agreement, including the following: (i) the nature, quality and extent of the advisory and other services to be provided to the Company by the Adviser; (ii) the investment performance of individuals affiliated with the Company and the Adviser; (iii) comparative data with respect to advisory fees or similar expenses paid by other investment companies with similar investment objectives, reflected in a chart previously provided to the Board; (iv) the Company’s projected operating expenses and expense ratio compared to investment companies with similar investment objectives; (v) any existing and potential sources of indirect income to the Adviser from its relationships with the Company and the profitability of those relationships; (vi) information about the services to be performed and the personnel performing such services under the New Investment Management Agreement; (vii) the organizational capability and financial condition of the Adviser and its affiliates; and (viii) the possibility of obtaining similar services from other third party service providers or through an internally managed structure. No single factor was determinative of the decision of the Board to approve the New Investment Management Agreement, and individual directors may have weighed certain factors differently. Based on the information reviewed and its discussions, the Board, including all of the Independent Directors, concluded that the Management Fee rate and terms were reasonable in relation to the services to be provided and unanimously approved, and recommended that the Shareholders approve, the New Investment Management Agreement.

Shareholder Approval of New Investment Management Agreement

On August 9, 2022, pursuant to Section 2-505 of the MGCL, and as provided by the Charter and the Bylaws, the Company received the Consent that approved the New Investment Management Agreement from our Shareholders holding an aggregate of 16,492,744 of our Shares, representing 100% of our issued and outstanding Shares as of the Record Date. Pursuant to Rule 14c-2(b) under the Exchange Act, the New Investment Management Agreement will not be executed, and will therefore not become effective until at least 20 calendar days after this Information Statement is mailed to Shareholders.

Required Vote

Pursuant to Section 15(a) of the 1940 Act, approval of written contract to serve or act as an investment adviser requires approval of a majority of the outstanding voting securities of the Company.

Non-Votes and Objections

Because approval of the New Investment Management Agreement requires consent from a majority of the outstanding voting securities of the Company, non-votes (essentially, Shareholders who do not respond) and objections have the effect of a vote against the New Investment Management Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Shares, according to information furnished to us by such persons or publicly available filings, as of the Record Date by: (1) the Company’s directors; (2) the Company’s executive officers; (3) the directors and executive officers as a group; and (4) each person known to us to beneficially own 5% or more of our outstanding Shares. Ownership information for those persons who beneficially own 5% or more of the outstanding Shares is based upon filings by such persons with the SEC and other information obtained from such persons. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The percentage ownership is based on 16,492,744 Shares outstanding as of the Record Date. The number of Shares held by beneficial owners of 5% or more of our outstanding Shares is as of the date of the applicable SEC filing made by those owners (unless otherwise noted). To our knowledge, except as indicated in the footnotes to the table, each of the Shareholders listed below has sole voting and/or investment power with respect to our Shares beneficially owned by such Shareholder.

Name and Address(1)	Number of Shares Owned	Percentage of Class Outstanding
5% Owners
UAW Retiree Medical Benefits Trust(2)	16,329,450	99%
Interested Director
Kenneth Kencel	—	—%
Independent Directors
David Kirchheimer	—	—%
James Ritchie	—	—%
Executive Officers
Shai Vichness	—	—%
Thomas Grenville	—	—%
John McCally	—	—%
Marissa Short	—	—%
All officers and directors as a group (7 persons) (2)	—	—%

(1)The address for each of the directors and officers of the Company is c/o NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.
(2)Based upon information contained in the Amendment No. 2 to Schedule 13D/A filed June 27, 2022 by UAW Retiree Medical Benefits Trust (“UAW RMBT”). The UAW Chrysler Retirees Medical Benefits Plan, the UAW Ford Retiree Medical Benefits Plan, and the UAW GM Retirees Medical Benefits Plan (collectively, the “Plans”) beneficially owns and has shared voting and dispositive power of 3,184,243, 4,964,153, and 8,181,054 Shares, respectively. UAW RMBT is the trust under which the Plans are established and, pursuant to Rule 13d-3 under the Exchange Act, may be deemed to beneficially own the 16,329,450 Shares held by the Plans. UAW RMBT is an indirect beneficial owner of these Shares. Hershel Harper is the chief investment officer of UAW RMBT, the trust under which the Plans are established, and, pursuant to Rule 13d-3 under the Exchange Act, may be deemed to beneficially own the 16,329,450 Shares held by the Plans. The address of UAW RMBT is 1155 Brewery Park Boulevard, Suite 400, Detroit, MI 48207.

THE ADVISER AND THE ADMINISTRATOR

Churchill Asset Management LLC

Churchill is a Delaware limited liability company registered as an investment adviser with the SEC under the Advisers Act. Churchill serves as the investment adviser to the Company and manages other middle market investment strategies for affiliated entities such as TIAA, as well as for private funds and accounts and BDCs, NCDL and PCAP. As of June 30, 2022, the Adviser manages (directly or as a sub-adviser) approximately $39.0 billion of committed capital. The term “committed capital” refers to the sum of assets under management and capital committed to client accounts in the form of capital commitments from equity investors, committed financing from leverage providers, notes sold in the capital markets or any capital otherwise legally committed and available to fund investments that comprise assets under management. For the avoidance of doubt, committed capital includes drawn and undrawn capital commitments from client accounts.

All investment decisions for the Company require the unanimous approval of the members of an investment committee comprised of senior investment personnel of the Senior Loan Investment Team (as defined below). The investment advice that the Adviser provides through its team of investment professionals dedicated to senior loan investment opportunities (the “Senior Loan Investment Team”) is limited primarily to investments in first-lien secured and unitranche loans made principally to private U.S. middle market companies whose typical profile is consistent with below-investment grade debt ratings categories and that are, in most cases, controlled by private equity investment firms.

The Adviser is located at 430 Park Avenue, 14th Floor, New York, New York 10022.

Nuveen Churchill Administration LLC

Nuveen Churchill Administration LLC (the “Administrator”) provides administrative services for the Company, including arranging office facilities and providing office equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the administration agreement (the “Administration Agreement”), the Administrator also performs, or oversees the performance of, the Company’s required administrative services, which includes being responsible for the financial records which the Company is required to maintain and preparing reports to Shareholders and reports filed with the SEC and providing the services of the Company’s Chief Financial Officer, Chief Compliance Officer, and their respective staffs. In addition, the Administrator assists the Company in determining and publishing its net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to Shareholders and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator is located at 430 Park Avenue, 14th Floor, New York, New York 10022.

HOUSEHOLDING

Mailings for multiple Shareholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (prospectuses, proxy statements, etc.) or other communications for all Shareholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the SEC. If you do not want to continue to receive combined mailings of Company communications and would prefer to receive separate mailings of Company communications, please contact John McCally by telephone at (704) 988-1628 or by mail to NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Vice President and Secretary, John McCally.

AVAILABLE INFORMATION

Copies of the Company’s annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at the SEC’s EDGAR website at www.sec.gov. Please contact Investor Relations by telephone at (212) 478-9237, by email at NCSLF-IR@churchillam.com, or mail your request to NC SLF Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.

PRIVACY NOTICE

The following information is provided to help investors understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.

In order to provide you with individualized service, the Company collects certain nonpublic personal information about you from information you provide on your subscription agreement or other forms (such as your address and social security number), and information about your account transactions with the Company (such as purchases of Shares and account balances). The Company may also collect such information through your account inquiries by mail, email, telephone, or web site.

The Company does not disclose any nonpublic personal information about you to anyone, except as permitted by law. Specifically, so that the Company, the Investment Adviser and their affiliates may continue to offer services that best meet your investing needs, the Company may disclose the information we collect, as described above, to companies that perform administrative or marketing services on behalf of the Company, such as transfer agents, or printers and mailers that assist us in the distribution of investor materials. These companies will use this information only for the services for which they have been hired, and are not permitted to use or share this information for any other purpose.

We will continue to adhere to the privacy policies and practices described in this notice if you no longer hold Shares of the Company.

The Company and the Investment Adviser maintain internal security procedures to restrict access to your personal and account information to those officers and employees who need to know that information to service your account. The Company maintains physical, electronic and procedural safeguards to protect your nonpublic personal information.

ANNEX A

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN

NC SLF INC.

AND

CHURCHILL ASSET MANAGEMENT, LLC

Agreement is made this _____ day of ___________ 2022, by and between NC SLF Inc., a Maryland corporation (the “Company”), and Churchill Asset Management, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth. In the performance of its duties, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Company; (ii) any other applicable provision of law; (iii) the provisions of the Articles of Incorporation (the “Charter”) and the Bylaws of the Company, each as amended and/or restated from time to time; (iv) the investment objectives, policies and restrictions applicable to the Company as set forth in the Company’s Registration Statement on Form N-2, first filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2022 (the “Registration Statement”), as they may be amended from time to time by the Board upon written notice to the Adviser; and (v) any other policies and determinations of the Board provided in writing to the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, monitor and service the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Company; and (vii) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder (as opposed to the accounting, compliance and other administrative services set forth in clause (xxiii) below), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company.

The Company will bear its own legal and other expenses incurred in connection with the Company’s ongoing operations and the offering of its Shares, including external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts (other than any placement fees, which will be borne by the Adviser directly or pursuant to waivers of the Management Fee).

In addition to Management Fees, except as noted above, the Company will bear all other costs and expenses that are directly and specifically related to its operations, including (without limitation) those relating to:

(i)all costs and expenses with respect to the actual or proposed acquisition, financing, holding, monitoring or disposition of the Company’s investments, whether such investments are ultimately consummated or not, including, origination fees, syndication fees, due diligence costs, broken deal expenses, bank service fees, fees and expenses of custodians, transfer agents, consultants, experts, travel expenses incurred for investment-related purposes, outside legal counsel, consultants and accountants, administrator’s fees of third party administrators (subject to clause (xxiii) below) and financing costs (including interest expenses);
(ii)expenses for liability insurance, , cyber insurance and other insurance;
(iii)extraordinary expenses incurred by the Company (including litigation);
(iv)indemnification and contribution expenses;
(v)taxes and other governmental fees and charges;
(vi)administering and servicing and special servicing fees paid to third parties for the Company’s benefit;
(vii)the cost of Company-related operational and accounting software and related expenses;
(viii)cost of software (including the fees of third-party software developers) used by the Adviser and its affiliates to track and monitor the Company’s investments (specifically, cost of software related to data warehousing, portfolio administration/reconciliation, loan pricing and trade settlement attributable to the Company);
(ix)expenses related to the valuation or appraisal of the Company’s investments;
(x)risk, research and market data-related expenses (including software) incurred for the Company’s investments;
(xi)fees, costs and expenses (including legal fees and expenses) incurred to comply with any applicable law, rule or regulation (including regulatory filings such as financial statement filings, ownership filings (Section 16 or Section 13 filings), blue sky filings and registration statement filings, as applicable) to which the Company is subject or incurred in connection with any governmental inquiry, investigation or proceeding involving the Company; provided that the Company will not bear such fees, costs or expenses to the extent that the relevant conduct is not indemnifiable under applicable law;
(xii)costs associated with the wind-up, liquidation, dissolution and termination of the Company;

(xiii)other legal, operating, accounting, tax return preparation and consulting, auditing and administrative expenses in accordance with this Agreement and the administration agreement between the Company and Nuveen Churchill Administration LLC (the “Administrator”) and fees for outside services provided to the Company or on the Company’s behalf;
(xiv)expenses of the Board (including the reasonable costs of legal counsel, accountants, financial advisors and/or such other advisors and consultants engaged by the Board, as well as travel and out-of-pocket expenses related to the attendance by directors at Board meetings);
(xv)annual or special meetings of the stockholders of the Company (“Shareholders”);
(xvi)the costs and expenses associated with preparing, filing and delivering to Shareholders periodic and other reports and filings required under federal securities laws as a result of the Company’s status as a registered closed-end fund;
(xvii)ongoing Company offering expenses;
(xviii)federal and state registration fees pertaining to the Company;
(xix)costs of Company-related proxy statements, Shareholders’ reports and notices;
(xx)costs associated with obtaining fidelity bonds as required by the Investment Company Act;
(xxi)printing, mailing and all other similar direct expenses relating to the Company;
(xxii)expenses incurred in preparation for or in connection with (or otherwise relating to) any initial public offering or other debt or equity offering conducted by the Company, including but not limited to external legal and accounting expenses, printing costs, travel and out-of-pocket expenses related to marketing efforts; and
(xxiii)Investment-related expenses with respect to investments in which the Company invests together with one or more parallel funds (or co-investment vehicles) shall generally be allocated among all such entities on the basis of capital invested by each such entity into the relevant investment; provided that if the Adviser reasonably believes that such allocation method would produce an inequitable result to any such entity, the Adviser may allocate such expenses among such entities in any other manner that the Adviser believes in good faith to be fair and equitable.

3. Compensation of the Adviser.

(a) The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a management fee (“Management Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. For all services rendered under this Agreement, the Management Fee will be payable quarterly in arrears.

(b) Prior to the filing of the Registration Statement, the Company completed its initial closing of capital commitments on June 21, 2021 (the “Initial Closing Date”) and subsequently commenced investment operations. The Company’s investment period (“Investment Period”) commenced on the Initial Closing Date and was initially set to continue through the 48-month anniversary of the Initial Closing Date, subject to automatic extensions thereafter, each for an additional one-year period, unless the holders of a majority of the Fund’s outstanding Shares elected to forego any such extension upon not less than ninety days’ prior written notice. During the Investment Period the Management Fee shall be calculated at an annual rate with respect to the Company’s Average Total Assets (defined below), such rate being determined as follows: (i) 0.50% in respect of the portion of Average Total Assets equal to or less than $500 million, (ii) 0.40% in respect of the portion of Average Total Assets in excess of $500 million and equal to or less than $1 billion and (iii) 0.35% in respect of the portion of Average Total Assets in excess of $1 billion. “Average Total Assets” shall mean the average of the Company’s total assets (which excludes cash and cash equivalents and undrawn capital commitments, but includes assets financed using leverage) as of the end of each of the two most recently completed calendar quarters. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash-equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.

(c) During the Investment Period, the Management Fee payable each quarter shall be reduced by an amount equal to the marginal fee rate applied to the Company’s most recently acquired investment, multiplied by the Company’s cumulative impairments and realized losses since inception (calculated net of any subsequently reversed impairments and realized losses and appreciation on net assets received in connection with written-down assets and reorganizations) (the “Cumulative Losses”) on the Company’s portfolio of investments (collectively, the “Withheld Amounts”). Any portion of such Withheld Amounts that is attributable to a subsequently reversed impairment or realized loss shall be payable to the Adviser in the quarter in which such reversal occurs. In addition, at the end of each annual period, the Adviser shall be entitled to an amount equal to the portion of such Withheld Amounts that would have been payable if Cumulative Losses had been calculated net of cumulative realized capital gains on the applicable portfolios of investments.

(d) After the Investment Period, the Management Fee shall be calculated at a rate equal to the Applicable Ratio (as defined below) per annum on the basis of the Company’s Average Total Assets as of the end of the two most recently completed calendar quarters, and shall be payable quarterly in arrears. The term “Applicable Ratio”, as used in this Section 3(d), shall mean a percentage calculated by (i) taking the sum of (A) the Average Total Assets equal to or less than $500 million multiplied by 0.50%, plus (B) the Average Total Assets greater than $500 million and equal to or less than $1 billion multiplied by 0.40%, plus (C) the Average Total Assets greater than $1 billion multiplied by 0.35%, and dividing such total by (ii) the Average Total Assets.

(e) Any Management Fees payable pursuant to this Section 3 shall be calculated based on the lower of the actual Average Total Assets as of the end of any quarter and the target Average Total Assets for that quarter. Management Fees for any partial quarter will be appropriately prorated.

4. Covenants of the Adviser.

(a) The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction (including where such member of a national securities exchange, broker or dealer (i) supplies, or pays for (or rebates a portion of the Company’s brokerage commissions to the Company for the payment of) the cost of, brokerage, research or execution services used by the Company (ii) and/or pays for (or rebates a portion of the Company’s brokerage commissions to the Company for the payment of) obligations of the Company or the Company’s share of obligations) in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio.

6. Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8. Limitation of Liability of the Adviser; Indemnification.

The Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

9. Effectiveness, Duration and Termination of Agreement.

(a) This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. Notwithstanding the foregoing, this Agreement may be terminated (i) by the Company at any time, without the payment of any penalty, upon giving the Adviser 60 days’ written notice (which notice may be waived by the Adviser), provided that such termination by the Company shall be directed or approved by the vote of a majority of the directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days’ written notice to the Company (which notice may be waived by the Company).
(b) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11. Amendments.

This Agreement may be amended by mutual written consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12. Use of Name.

The Adviser has consented to the use by the Company of “NC” in the name of the Company. Such consent is conditioned upon the employment of the Adviser as the investment adviser to the Company. Any of “NC,”

“Nuveen” or “Churchill” may be used from time to time in other connections and for other purposes by the Adviser and any of its affiliates. The Adviser may require the Company to cease using any of “NC,” “Nuveen” and/or “Churchill” in the name of the Company, if the Company ceases to employ, for any reason, the Adviser, any successor thereto or any affiliate thereof as investment adviser to the Company. If so required by the Adviser, the Company will cease using any of “NC,” “Nuveen” and/or “Churchill” in its name as promptly as practicable and make all reasonable efforts to remove “NC,” “Nuveen” and/or “Churchill” from its name.

13. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

NC SLF INC.

By:
Name:	John D. McCally
Title:	Vice President and Secretary

CHURCHILL ASSET MANAGEMENT LLC

By:
Name:	John D. McCally
Title:	Assistant Secretary